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                                                                   EXHIBIT 23(a)




                        CONSENT  OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the following registration statements on Form S-3 of Williams Holdings of Delaware, Inc. and the related prospectuses of our report dated April 3, 1998 with respect to the supplemental consolidated financial statements of Williams Holdings of Delaware, Inc. included in its Current Report on Form 8-K to be filed with the Securities and Exchange Commission on or about April 29, 1998.


          Form S-3:  Registration No. 33-63495
                     Registration No. 333-20927
                     Registration No. 333-24683
                     Registration No. 333-35097



                                                               ERNST & YOUNG LLP


Tulsa, Oklahoma
April 27, 1998